Exhibit 99.1

PRESS RELEASE                                                                  FOR IMMEDIATE RELEASE
September 2, 2010                                                                              NEBRASKA DISTRIBUTION
CONTACT:  Chad Daffer or Andy Grier
           800/283-2357

AMERICA FIRST TAX EXEMPT INVESTORS L.P.
ANNOUNCES FUNDING OF NEW SECURED CREDIT FACILITY

Omaha, NE- September 2, 2010 -  America First Tax Exempt Investors, L.P. (NASDAQ: ATAX) (the “Company”), announced today that it has entered into a new long-term secured debt financing facility with Freddie Mac utilizing Freddie Mac’s Tax-Exempt Bond Securitization or “TEBS” program (the “TEBS Financing”).  Proceeds from the TEBS Financing totaled approximately $95.8 million, of which approximately $49.5 million was used to repay the entire outstanding balance due on the Company’s secured term loan with Bank of America.  After the repayment of the Bank of America loan and the payment of expenses, approximately $40.9 million of net proceeds were received by the Company.

The TEBS Financing is a securitization of 13 of the Company’s tax-exempt mortgage revenue bonds (the “Bonds”) and essentially provides the Company with a long-term variable rate debt facility at interest rates that will reflect prevailing short-term tax-exempt rates.  The effective interest rate to be paid on the TEBS Financing is equal to the weekly Securities Industry and Financial Markets Association (“SIFMA”) floating index rate plus certain credit, facility, remarketing and servicing fees (the “Facility Fees”).  As of closing, the current SIFMA rate is equal to 0.25% and the total Facility Fees are 1.9% resulting in a total initial cost of borrowing of 2.15%.  The Company has also entered into three separate interest rate cap agreements indexed to the SIFMA floating index for a total nominal amount of $95.8 million.  These caps limit the Company exposure to increases in the SIFMA base rate to the interest rate caps strike rate of 3.0% per annum.  The cap rate plus the Facility Fees result in a maximum potential cost of borrowing on this financing of 4.9% per annum.  For financial reporting purposes, the TEBS Financing will be presented as a secured financing.

“The closing of the TEBS Financing is a significant transaction for the Company which will contribute to our ability to meet our strategic objectives,” stated Chad Daffer, Fund Manager.  “With the closing of the TEBS Financing the Company accomplished the following objectives;

•
The Bank of America term loan facility, which was to expire on December 31, 2010, was retired and replaced with a long-term financing thereby addressing refinancing risks associated with the Bank of America loan,

•	The Company’s cost of borrowing was reduced from an effective rate of approximately 4.25% on the retired Bank of America loan to an initial rate of approximately 2.15% on the TEBS Financing,
•	Overall balance sheet leverage was increased to levels in line with targeted leverage for the Company potentially allowing for additional investments and credit spread income, and
•	The Company’s overall cost of borrowing has been capped, through our hedging strategy, at a rate comparable to rates incurred recently by the Company.”

Outline of the TEBS Financing

Under the terms of the TEBS Financing, the Company transferred all of the Bonds to ATAX TEBS I, LLC, a special purpose entity controlled by the Company (the “Sponsor”).  ATAX TEBS I then securitized these assets by transferring assets with an outstanding principal balance of approximately $116.1 million to Freddie Mac in exchange for tax-exempt Class A and Class B Freddie Mac Multifamily Variable Rate Certificates, Series M024 (collectively, the “TEBS Certificates”) issued by Freddie Mac.  The TEBS Certificates represent beneficial interests in the securitized assets held by Freddie Mac.

The Class A TEBS Certificates have been credit-enhanced by Freddie Mac and were sold through a placement agent to unaffiliated investors.  The gross proceeds from the sale of the Class A TEBS Certificates of approximately $95.8 million were remitted to the Sponsor.  The Sponsor retained all of the Class B TEBS Certificates with a total value of approximately $20.3 million.  The Class B TEBS Certificates are pledged to Freddie Mac to secure certain reimbursement obligations of the Sponsor to Freddie Mac.  These obligations of the Sponsor are also guaranteed by the Company.

The holders of the Class A TEBS Certificates are entitled to receive regular payments of interest from Freddie Mac at a variable rate which resets periodically and reflects prevailing short-term tax-exempt rates.  Payment of interest on the Class A TEBS Certificates will be made prior to any payments of interest on the Class B TEBS Certificates held by the Sponsor. As the holder of the Class B TEBS Certificates, the Sponsor is not entitled to receive interest payments on the Class B TEBS Certificates at any particular rate, but will be entitled to all payments of principal and interest on the assets held by Freddie Mac after payment of principal and interest due on the Class A TEBS Certificates and payment of the Facility Fees and expenses associated the TEBS Financing.  Accordingly, the amount of interest paid to the Sponsor on the Class B TEBS Certificates is expected to vary over time.  The term of the TEBS Financing coincides with the terms of the assets securing the TEBS Certificates, except that the Sponsor may terminate the TEBS Financing at its option on either September 15, 2017 or September 15, 2020.

The TEBS Financing effectively provides the Company with variable rate financing based on the Securities Industry and Financial Markets Association (“SIFMA”) floating index rate plus certain Facility Fees totaling 1.9% per annum, while allowing it to continue to receive tax-exempt interest from its portfolio of multifamily housing mortgage revenues bonds.  In order to mitigate the Company’s interest rate exposure on the variable rate Class A TEBS Certificates, the Company has entered into three interest rate cap agreements with various counterparties.  The interest rate cap agreements carry a total notional amount of $95.8 million and are indexed to the SIFMA floating index.  These agreements effectively cap at 3.0% the Company’s exposure to increases in the SIFMA floating index on the notional amount of the agreements and, therefore, allow the Company to benefit from a low interest rate environment while protecting it from a significant increase in the SIMFA index.

About America First Tax Exempt Investors, L.P.

America First Tax Exempt Investors, L.P. was formed for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of federally tax-exempt mortgage revenue bonds which have been issued to provide construction and/or permanent financing of multifamily residential apartments. The Company is pursuing a business strategy of acquiring additional tax-exempt mortgage revenue bonds on a leveraged basis in order to: (i) increase the amount of tax-exempt interest available for distribution to its investors; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale.  The Company seeks to achieve its investment growth strategy by investing in additional tax-exempt mortgage revenue bonds and related investments, taking advantage of attractive financing structures available in the tax-exempt securities market and entering into interest rate risk management instruments.  America First Tax Exempt Investors, L.P. press releases are available on the World Wide Web at www.ataxfund.com.

Safe Harbor Statement
Information contained in this press release contains “forward-looking statements,” including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and the overall negative economic and credit market conditions.  For a further list and description of such risks, see the reports and other filings made by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.